Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Natura &Co Holding S.A. of our report dated March 5, 2020 relating to the financial statements and financial statement schedule, which appears in Natura &Co Holding S.A.’s current report on Form 6-K dated 30 September, 2020. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

London, United Kingdom

1 October, 2020